Exhibit 99.1

CV Sciences, Inc. Reports Fiscal Year-End 2019 Financial Results
Record full year revenue

San Diego, CA - March 16, 2020 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent supplier and manufacturer of hemp cannabidiol (CBD) products, today announced its financial results for the year ended December 31, 2019.

Fiscal 2019 and Recent Operating Highlights

•	Revenue of $53.7 million for fiscal year 2019;

•	Total retail distribution increased to more than 5,500 stores as of December 31, 2019, a 148% increase from December 31, 2018 including new and/or expanded partnerships with national retail chains;

•	Broadened retail presence in the food, drug and mass channel (FDM) and in active discussions for further expansion of the PlusCBD™ Oil brand;

•	Expanded e-commerce sales to 19% of total net revenue, up from 14% for 2018;

•	Launched updated +PlusCBD™ Oil website in January 2020 to enhance customer experience and drive increased e-commerce sales;

•	Launched 18 new products during fiscal 2019;

•	Gross margin of 65% for fiscal year 2019; and

•	Maintained strong total cash balance of $9.6 million at year end.

“During 2019, revenue grew by 11% to $53.7 million driven by our expansion into new sales channels and distributions gains that produced a 148% increase in retail locations, including a strong presence in multiple national retailers. It was a year of significant business development, including distribution and product offering expansions, our first entry into the national food, drug and mass channel and establishing the foundation and infrastructure in anticipation of long-term growth of the hemp-derived CBD market. This past year demonstrated great progress and promise for the hemp CBD industry and CV Sciences, although the industry also faced challenging external forces. In the face of near-term headwinds, including regulatory ambiguities, heightened competition aided by a lack of regulatory clarity, and occasional unfavorable media attention as the regulatory environment develops, CV Sciences managed to achieve the highest annual sales in our company history. We are focused on further strengthening our brand, product offerings and adding new categories as we monitor the ongoing development of the market and position ourselves for future opportunities,” stated Joseph Dowling, Chief Executive Officer of CV Sciences. “We continue to work with the FDA to support market development and ensure CV Sciences is leading the industry in quality and safety. We are confident that FDA regulatory clarity will lead to a ‘flight to quality’ among both retailers and consumers and believe that CV Sciences is best positioned to secure long-term brand loyalty and trust due to our proven track record and relentless focus on quality, safety and regulatory compliance,” Mr. Dowling continued.

“As we look towards 2020, we are aggressively adapting to the business environment, working to manage costs while further building distribution and driving innovation. These efforts include a temporary delay of our drug development efforts. We anticipate that the near-term challenges will continue, but we are confident in our ability to navigate the market and align our financial model to the current environment. We remain focused on the long term and are committed to positioning our business to capitalize on the promising future for the hemp-derived CBD market.”

Operating Results - Full Year 2019 Compared to Full Year 2018
Sales for 2019 were $53.7 million, an increase of 11% from $48.2 million in 2018. Sales growth reflected the Company's continued organic expansion into all sales channels, including food drug and mass, natural product retail, specialty retail and direct-to-consumer channels. The second half of 2019 was impacted by increased market competition across all sales channels and the continued impact on retail customers as a result of the uncertain regulatory environment for CBD. The Company's retail store count increased to 5,567 stores nationwide as of December 31, 2019, up from 2,238 stores as of December 31, 2018.

The Company recognized an operating loss of $17.2 million in 2019, compared to an operating income of $10.2 million in the prior year. The decline in operating income is primarily related to additional stock-based compensation and payroll expense associated with the separation of the Company's founders of $11.1 million, and additional investment in sales, marketing and R&D activities.

Adjusted EBITDA for 2019 was $0.2 million, compared to $14.0 million in 2018.

Fourth Quarter 2019 - Sales
During the fourth quarter of 2019, sales declined 34% to $9.4 million compared to $14.2 million in the prior year period. Fourth quarter sales were impacted by increased market competition in the natural product category, and the continued impact on retail customers as a result of the uncertain regulatory environment for CBD.

Business Outlook
For the first quarter of fiscal 2020, the Company expects revenue to be in the range of $6 million to $8 million.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results today at 4:30 pm EDT/1:30 pm PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's web site at https://ir.cvsciences.com/news-events and at http://public.viavid.com/index.php?id=138282. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S., or international callers can dial (201) 689-8560. A telephone replay will be available approximately two hours after the call concludes, and will be available through Monday, March 23, 2020, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13699659.

About CV Sciences, Inc.
CV Sciences, Inc. (CVSI) operates two distinct business segments: a consumer product division focused on manufacturing, marketing and selling plant-based CBD products to a range of market sectors; and a drug development division focused on developing and commercializing CBD-based novel therapeutics utilizing CBD. The Company’s PlusCBD™ Oil products are sold at more than 5,500 retail locations throughout the U.S. and it is the top-selling brand of hemp-derived CBD in the natural product retail market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. CV Sciences’ state-of-the-art facility follows all guidelines for Good Manufacturing Practices (GMP) and the Company’s hemp extracts are processed, produced, and tested throughout the manufacturing process to confirm the cannabinoid content meets strict company standards. With a commitment to science, PlusCBD™ Oil’s benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. PlusCBD™ Oil was the first hemp CBD supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego, California. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties.

Contact Information

Investor Contact:
ICR
Scott Van Winkle
617-956-6736
scott.vanwinkle@icrinc.com

Media Contact:
ICR
Cory Ziskind
646-277-1232
cory.ziskind@icrinc.com

CV SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Years ended December 31,
	2019	2018 (*)
Product sales, net	$53,696	$48,244
Cost of goods sold	18,608	14,366
Gross Profit	35,088	33,878

Operating expenses:
Research and development	5,877	1,885
Selling, general and administrative	46,451	21,746
	52,328	23,631

Operating Income (Loss)	(17,240)	10,247

Interest expense (income)	(15)	153
Income (loss) before income taxes	(17,225)	10,094
Income tax expense (benefit)	(615)	93
Net Income (Loss)	$(16,610)	$10,001

Weighted average common shares outstanding
Basic	97,861	91,916
Diluted	97,861	114,470
Net income (loss) per common share
Basic	$(0.17)	$0.11
Diluted	$(0.17)	$0.09

(*) The Company is working with its external tax advisors on some complicated tax matters related to the 2018 tax provision. These matters are not fully resolved at this point and could be material. As such, the Company filed an extension with the SEC via Form 12B-25 to file its Form 10-K.

CV SCIENCES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED) (*)
(in thousands, except per share data)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$9,107	$12,684
Restricted cash	501	251
Accounts receivable, net	2,177	3,340
Inventory	9,971	7,132
Prepaid expenses and other	10,611	2,059
Total current assets	32,367	25,466

Inventory	—	1,418
Property & equipment, net	3,615	2,844
Operating lease assets	8,709	—
Intangibles, net	3,766	3,801
Goodwill	2,788	2,788
Other assets	1,442	585
Total assets	$52,687	$36,902

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,617	$1,245
Accrued expenses	10,856	2,673
Operating lease liability - current	723	—
Notes payable, net	—	474
Total current liabilities	13,196	4,392

Operating lease liability	9,517	—
Deferred rent	—	1,329
Deferred tax liability	421	1,065
Other liabilities	406	—
Total liabilities	23,540	6,786

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.0001; 190,000 shares authorized, 99,416 and 94,940 shares issued and outstanding as of December 31, 2019 and 2018, respectively	10	9
Additional paid-in capital	70,774	55,134
Accumulated deficit	(41,637)	(25,027)
Total stockholders' equity	29,147	30,116

Total liabilities and stockholders' equity	$52,687	$36,902

(*) The Company is working with its external tax advisors on some complicated tax matters related to the 2018 tax provision. These matters are not fully resolved at this point and could be material. As such, the Company filed an extension with the SEC via Form 12B-25 to file its Form 10-K.

CV SCIENCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
(in thousands)

	Years ended December 31,
	2019	2018 (*)
OPERATING ACTIVITIES
Net income (loss)	$(16,610)	$10,001
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	716	519
Amortization of beneficial conversion feature of convertible debts	—	51
Common stock issued for professional services	—	295
Stock-based compensation	5,589	2,925
Stock-based compensation associated with founders employment settlement	9,531	—
Bad debt expense	236	49
Inventory reserve	248	—
Deferred tax expense	(644)	(10)
Noncash lease expense	817	—
Change in operating assets and liabilities:
Accounts receivable	927	(1,882)
Inventory	(1,669)	(60)
Prepaid expenses and other current assets	(3,016)	(832)
Accounts payable and accrued expenses	1,737	1,308
Deferred rent	—	195
Net cash provided by operating activities	(2,138)	12,559

INVESTING ACTIVITIES
Purchase of equipment	(1,207)	(893)
Tenant improvements to leasehold real estate	(29)	(351)
Net cash flows used in investing activities	(1,236)	(1,244)

FINANCING ACTIVITIES
Repayment of convertible debt in cash	—	(660)
Repayment of unsecured debt in cash	(474)	(1,026)
Proceeds from exercise of stock options	521	514
Net cash flows used in financing activities	47	(1,172)

Net increase in cash, cash equivalents and restricted cash	(3,327)	10,143
Cash, cash equivalents and restricted cash, beginning of period	12,935	2,792
Cash, cash equivalents and restricted cash, end of period	$9,608	$12,935

Supplemental cash flow disclosures:
Interest paid, net of interest income	$9	$153
Income taxes paid	$99	$70
Purchase of property and equipment in accounts payable and accrued expenses	$89	$—
Operating ROU lease assets obtained in exchange for operating lease liabilities	$5,405	$—
Recognition of equity award and withholding obligation and receivable	$6,409	$—
Purchase of insurance through issuance of note payable	$—	$533

(*) The Company is working with its external tax advisors on some complicated tax matters related to the 2018 tax provision. These matters are not fully resolved at this point and could be material. As such, the Company filed an extension with the SEC via Form 12B-25 to file its Form 10-K.

CV SCIENCES, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our consolidated financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as net income and loss per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options and other non-recurring items. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
Adjusted EBITDA is defined by us as EBITDA (net income (loss) plus depreciation expense, amortization expense, interest and income tax expense (benefit), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.
We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net income (loss) to non-GAAP net income (loss) for the years ended December 31, 2019 and 2018 is detailed below:

	Years ended December 31,
	2019	2018 (*)

Net income (loss) - GAAP	$(16,610)	$10,001
Stock-based compensation (1)	5,589	2,925
Common stock issued for professional services (2)	—	295
Stock-based compensation associated with founders employment settlements (3)	9,531	—
Payroll expense associated with founders employment settlements (4)	1,585	—
Net income (loss) - non-GAAP	$95	$13,221

Diluted EPS - GAAP	$(0.17)	$0.09
Stock-based compensation (1)	0.06	0.03
Common stock issued for professional services (2)	—	—
Stock-based compensation associated with founders employment settlements (3)	0.10	—
Payroll expense associated with founders employment settlements (4)	0.01	—
Diluted EPS - non-GAAP	$—	$0.12

Shares used to calculate diluted EPS - GAAP	97,861	114,470
Shares used to calculate diluted EPS - non-GAAP	116,982	114,470
_____________

(1)
Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.

(2)	Represents common stock issued for professional services.

(3)
Represents stock-based compensation expense related to accelerated vesting of RSU's, accelerated vesting of certain performance options and the modification of certain stock options associated with the settlement agreements with our founders.

(4)	Represents accrued payroll and related benefits associated with the separation of our founders.

(*) The Company is working with its external tax advisors on some complicated tax matters related to the 2018 tax provision. These matters are not fully resolved at this point and could be material. As such, the Company filed an extension with the SEC via Form 12B-25 to file its Form 10-K.

A reconciliation from our net income (loss) to Adjusted EBITDA, a non-GAAP measure, for the years ended December 31, 2019 and 2018 is detailed below:

	Year ended December 31, 2019			Year ended December 31, 2018 (*)
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
	(in thousands)
Net income (loss)	$(12,793)	$(3,817)	$(16,610)	$10,927	$(926)	$10,001
Depreciation	681	—	681	484	—	484
Amortization	—	35	35	—	35	35
Interest expense (income)	(15)	—	(15)	153	—	153
Income tax expense (benefit)	(615)	—	(615)	93	—	93
EBITDA	(12,742)	(3,782)	(16,524)	11,657	(891)	10,766
Stock-based compensation (1)	5,426	163	5,589	2,925	—	2,925
Common stock issued for professional services (2)	—	—	—	295	—	295
Stock-based compensation associated with founder employment settlements (3)	9,531	—	9,531	—	—	—
Payroll expense associated with founder employment settlements (4)	1,585	—	1,585	—	—	—
Adjusted EBITDA	$3,800	$(3,619)	$181	$14,877	$(891)	$13,986
_________________

(1)
Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.

(2)	Represents common stock issued for professional services.

(3)
Represents stock-based compensation expense related to accelerated vesting of RSU's, accelerated vested of certain performance stock options, and the modification of certain stock options associated with the settlement agreements with our founders.

(4)	Represents accrued payroll and related benefits associated with the separation of our founders.

(*) The Company is working with its external tax advisors on some complicated tax matters related to the 2018 tax provision. These matters are not fully resolved at this point and could be material. As such, the Company filed an extension with the SEC via Form 12B-25 to file its Form 10-K.